Exhibit 24(b)(11)







                       INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Gold & Special Minerals Fund:


We consent to the use of our report dated July 22, 1996 included herein and to the reference to our firm under the heading
"Financial Highlights" in Part A of the Registration Statement.



/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
Denver, Colorado
October 9, 1996















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